  As filed with the Securities and Exchange Commission on January 10, 1997

                                                 Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                       UNITED INDUSTRIAL CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


           Delaware                                   95-2081809
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                            18 East 48th Street
                         New York, New York  10017
                               (212) 752-8787
              (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                       UNITED INDUSTRIAL CORPORATION
                           1994 STOCK OPTION PLAN
                            (Full Title of Plan)

                              Susan Fein Zawel
                                 Secretary
                       United Industrial Corporation
                            18 East 48th Street
                         New York, New York  10017
                               (212) 752-8787
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                           Ted S. Waksman, Esq.
                        Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000

                                                CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to       Amount to be       Offering Price Per    Aggregate Offering         Amount of
            be Registered                  Registered(1)            Share(2)              Price(2)          Registration Fee
Common Stock, par value $1.00 per
share                                      600,000 shares            $6.00               $3,600,000             $1,090.91

(1)  Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)  Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the
Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on January 8, 1997.

                                EXPLANATORY NOTE


               This Registration Statement registers 600,000 additional shares of common stock of United Industrial Corporation (the "Company"), par value $1.00 per share (the "Common Stock"), for issuance pursuant to stock options granted under the Company's 1994 Stock Option Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on May 31, 1994, Registration No. 33-53911, are hereby incorporated by reference.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 9th day of January, 1997.


                                 UNITED INDUSTRIAL CORPORATION

                                 By: /s/ James H. Perry
                                    ----------------------------
                                   Name:    James H. Perry
                                   Title:   Treasurer and Chief Financial
                                            Officer

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Susan Fein Zawel and James H. Perry acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                 Title                        Date
     ---------                 -----                        ----

/s/ Richard R. Erkeneff      President and              January 9, 1997
--------------------------   Director
   Richard R. Erkeneff       (Principal Executive
                             Officer)

/s/ James H. Perry           Treasurer and              January 9, 1997
---------------------------  Chief Financial Officer
   James H. Perry            (Principal Financial and
                             Accounting Officer)

/s/ Harold S. Gelb           Chairman of the Board      January 9, 1997
---------------------------  and Director
   Harold S. Gelb

/s/ Howard M. Bloch          Vice Chairman of the       January 9, 1997
---------------------------  Board and Director
   Howard M. Bloch

/s/ E. Donald Shapiro        Director                   January 9, 1997
---------------------------
   E. Donald Shapiro

/s/ Edward C. Aldridge, Jr.  Director                   January 9, 1997
---------------------------
   Edward C. Aldridge, Jr.

/s/ Susan Fein Zawel         Director                   January 9, 1997
---------------------------
   Susan Fein Zawel

                                  EXHIBIT INDEX


     EXHIBIT NO.              DESCRIPTION                        PAGE NO.
     -----------              -----------                        --------

          4(a)  -   Restated Certificate of Incorporation of
                    the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December
                    31, 1993).

          4(b)  -   Amended and Restated By-Laws of the
                    Company (incorporated by reference to
                    the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

          4(c)  -   United Industrial Corporation 1994 Stock
                    Option Plan, as amended.

          5     -   Opinion of Weil, Gotshal & Manges LLP.

          23(a) -   Consent of Ernst & Young LLP.

          23(b) -   Consent of Weil, Gotshal & Manges LLP
                    (included in Exhibit 5).

          24    -   Power of Attorney (included as part of
                    the signature page to this Registration
                    Statement and incorporated herein by
                    reference).




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